AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 dated as of June , 2008 (the "Amendment") to the Deposit Agreement dated as of September 4, 2001 (the "Deposit Agreement"), among Open Joint Stock Company “Far East Telecommunications Company” (Dalsvyaz) (the "Company"), incorporated under the laws of The Russian Federation, JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts ("ADRs") issued thereunder.
WITNESSETH:
WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
WHEREAS, pursuant to paragraph (17) of the form of ADR set forth in Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT AND FORM OF ADR
SECTION 2.01.     All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.
SECTION 2.02.    All references in the Deposit Agreement to the Depositary or Morgan Guaranty Trust Company of New York shall be deemed references to JPMorgan Chase Bank, N.A.
SECTION 2.03.    Effective thirty five days from the date notice of the amendment to paragraph (7) of the form of ADR has been first provided to Holders, Section 1(c) of the Deposit Agreement is amended by replacing "30" with "5".
SECTION 2.04.     The third paragraph of Section 16 of the Deposit Agreement is deleted in its entirety and replaced with the following:
The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary.

Notwithstanding any other provision of this Deposit Agreement (including, without limitation, the indemnification provisions of the first two paragraphs of this Section 16) or the form of ADR to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

SECTION 2.05.     The addresses of the Depositary set forth in Section 17 of the Deposit Agreement are amended to read as follows:

JPMorgan Chase Bank, N.A.
Four New York Plaza
New York, New York 10004
Attention: ADR Administration
Fax: (212) 623-0079

SECTION 2.06.     The first sentence of Section 19 of the Deposit Agreement is amended to reflect the appointment of Open Joint Stock Company "Obiedinennaya registratsionnaya companiya" (United Registration Company) as the Russian Share Registrar and the ability of the Company to appoint such other Russian Share Registrar reasonably acceptable to the Depositary after no less than 45 days prior written notice to the Depositary (except where the then current Russian Share Registrar ceases to be legally permitted to provide registrar services, in which case the Depositary shall receive sufficient prior notice so as to enable it to make a determination on the acceptance of such entity as a successor Russian Share Registrar).
SECTION 2.07.     References in the form of ADR to "Morgan Guaranty Trust Company, a New York corporation" are replaced with "JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America".
SECTION 2.08.     Paragraph (6) of the form of ADR is amended to include the following at the conclusion thereof:
The Company or, at the request of the Company, the Depositary may from time to time request Holders to provide information as to the capacity in which such Holders own or owned ADRs and regarding the identity of any other persons then or previously having a beneficial interest in such ADRs and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph (6).

SECTION 2.09.     Paragraph (7) of the form of ADR is amended to read as

follows:

Charges of Depositary. The Depositary may collect from (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (11)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares, or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (11)), whichever is applicable (i) an aggregate fee of U.S.$0.03 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed, a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (11) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

SECTION 2.10.     The last sentence of paragraph (9) of the form of ADR is amended to read as follows:

Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

SECTION 2.11.     Paragraph (12) of the form of ADR is amended to read as follows:

The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof, as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

SECTION 2.12.     Paragraph (15) of the form of ADR is amended to include the following immediately prior to the final sentence thereof:
Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages.

SECTION 2.13.     The form of ADR, reflecting the amendments set forth herein and some clarifying amendments thereto is amended and restated to read as set forth as Exhibit A hereto.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.     Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Form F-6 when executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Russian Federation, neither of such agreements need to be filed or recorded with any court or other authority in the Russian Federation, nor does any stamp or similar tax need to be paid in the Russian Federation on or in respect of such agreements (save for (1) the filing of the Deposit Agreement and this Amendment (together with their Russian translations) with the Federal Service for the Financial Markets of the Russian Federation, which filings, in respect of the Deposit Agreement have been properly made by the Company, and in respect of this Amendment will be properly made by the Company as soon as practicable, but in no event more than seven business days, after the date hereof and (2) notary duties in connection with the notarization of the Russian translations of these agreements for purpose of their filings with the Russian courts, which notaries have been properly received by the Company in the case of the Deposit Agreement and, in the case of this Amendment will be properly received by the Company as soon as practicable, but in no event more than seven business days, after the date hereof); and

(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and, except for the amendment set forth in Section 2.03 which shall be effective in accordance with such Section, shall be effective as of thirty days from the date notice hereof is first provided to Holders (the "Effective Date").
SECTION 4.02. Indemnification. The parties hereto shall be entitled to all of the benefits of the indemnification provisions of Section 16 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
SECTION 4.03. Governing Law. This Amendment and the ADRs as amended hereby shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 4.04. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.
IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Holders shall become parties hereto by holding ADSs as of the Effective Date.

OPEN JOINT STOCK COMPANY “FAR EAST TELECOMMUNICATIONS COMPANY” (DALSVYAZ)

JPMORGAN CHASE BANK, N.A.

By:____________________________
Name:
Title:

EXHIBIT A

ANNEXED TO AND INCORPORATED IN
AMENDMENT TO DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

________	No. of ADSs:
Number

__________________
Each ADS represents
Five (5) Shares
CUSIP:

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF OPEN JOINT STOCK COMPANY “FAR EAST TELECOMMUNICATIONS COMPANY” (DALSVYAZ) IN THE NAME OF JPMORGAN CHASE BANK, N.A. OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN THE U.S. AND OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON SHARES

of

OPEN JOINT STOCK COMPANY “FAR EAST TELECOMMUNICATIONS COMPANY” (DALSVYAZ)

(Incorporated under the
laws of the Russian Federation)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary hereunder (the "Depositary"), hereby certifies that ___________ is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to paragraph (14)) representing five (5) shares of common stock (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of OPEN JOINT STOCK COMPANY “FAR EAST TELECOMMUNICATIONS COMPANY” (DALSVYAZ), a corporation organized under the laws of the Russian Federation (the "Company"), deposited at the Moscow, Russian Federation office of ING Bank (Eurasia) ZAO, as Custodian (subject to paragraph (16), the "Custodian"), under the Deposit Agreement dated as of September 4, 2001 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Russian Federation.

(1)     Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

(2)     Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)     Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when reasonably deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4)     Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

(5)     Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary also may deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(6)     Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking, transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions. The Company or, at the request of the Company, the Depositary may from time to time request Holders to provide information as to the capacity in which such Holders own or owned ADRs and regarding the identity of any other persons then or previously having a beneficial interest in such ADRs and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph (6).

(7)     Charges of Depositary. The Depositary may collect from (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (11)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares, or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (11)), whichever is applicable (i) an aggregate fee of U.S.$0.03 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed, a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (11) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

(8)     Depositary's Agents. The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no such agent were appointed. With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys' fees and expenses) (collectively referred to as "Losses") incurred by any Holder or Beneficial Owner as a result of the acts or failure to act by such agent or attorney (or, in the case of the Custodian, only such damages as are described below), the Depositary shall take appropriate action to recover such Losses from such agent or attorney and as promptly as practicable shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary's sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian).

The liability of the Custodian is set forth in the Custody Agreement between the Depositary and the Custodian (the "Custody Agreement"). Under the terms of the Custodian Operating Agreement, the Custodian is only liable for its breach of the Custody Agreement, its negligence, willful default or fraud in connection with the performance of its obligations thereunder and for loss of Shares or funds held in custody under the Custody Agreement. In each case, the liability of the Custodian with respect to the loss of Shares or funds will be limited to direct (but not indirect, including consequential) losses incurred by Holders and Beneficial Owners.

Moreover, only the Depositary, acting on behalf of Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of such losses incurred by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian. Any such claims by the Depositary against the Custodian will be resolved exclusively by arbitration. The Depositary agrees to promptly remit to Holders any amounts recovered from such claims (exclusive of costs and expenses incurred by the Depositary in connection with recovering such losses which are not reimbursed by the Custodian and net of any losses incurred by the Depositary). The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, the Custodian or for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.

The liability of the Custodian for such losses incurred by Holders and Beneficial Owners, the obligation of the Depositary to bring claims against the Custodian for such losses and the method by which such claims may be brought are subject to the terms and conditions of the Custody Agreement, a copy of which is available from the Depositary upon the written request of any Holder.

(9)     Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.

The Company furnishes the United States Securities and Exchange Commission (the "Commission") with certain public reports and documents required by the laws of the Russian Federation or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(10)     Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The Depositary's office is located at 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF ADR]

(11)     Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and handled in accordance with the then current procedures of the Depositary).

(12)     Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof, as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(13)     Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, , the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. Deposited Securities underlying ADSs for which no voting instructions have been received from Holders shall not be counted as being present for the calculation of a quorum at any meeting of the Company.

At the request of the Company, the Depositary shall deliver, at least two business days prior to the date of such meeting, a schedule of all instructions received from Holders in accordance with which the Depositary will vote or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting and corresponding information indicating the number of copies of instructions to be delivered and the period of time that is required by the Depositary to furnish copies of all such information and the Company and the Depositary will agree upon a schedule for such delivery and the costs to be paid therefor by the Company. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary).

The Company agrees to make the notice and any solicitation material for any such meeting available to Beneficial Owners in a timely manner, and in any event no less than 28 days prior to the date of the relevant meeting of holders of Shares, in order to allow such Beneficial Owners to provide voting instructions to the relevant Holder. For the avoidance of doubt, it is agreed that the Company shall bear the sole responsibility for distributing any notices and solicitation materials to Beneficial Owners pursuant to the foregoing procedures, and the Depositary shall assist the Company in conducting such distribution and shall not be liable for the failure of the Company to do so or to do so in a timely manner. The Company and the Depositary agree to cooperate with each other in connection with the voting procedures described in this paragraph (13).

(14)     Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary, in its discretion, may amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in nominal value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR automatically shall represent its pro rata interest in the Deposited Securities as then constituted.

(15)     Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (13) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it or them in the Deposit Agreement or this ADR; (b) assume no liability except to perform its or their obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its or their opinion may involve it or them in expense or liability, unless indemnity satisfactory to it or them against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it or them to be competent to give such advice or information provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (provided such action or omission is in good faith), for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of Cash or Other Distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or its or their respective directors, employees, agents or affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (d) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities or (e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof. The Company has agreed to indemnify the Depositary and its agents under certain circumstances, and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(16)     Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(17)     Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(18)     Termination. Upon the resignation or removal of the Depositary pursuant to the Deposit Agreement, the Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

(19)     Arbitration; Waiver of Immunities. The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, or the breach thereof, shall be referred to, and finally settled by, arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (the LCIA Rules) in effect on the date of this Agreement, which Rules are deemed incorporated by reference into this paragraph, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement. The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the ADSs, the ADRs or the Deposit Agreement not subject to arbitration shall be litigated in the Federal and state courts in the Borough of Manhattan. The Company has agreed in the Deposit Agreement to appoint Puglisi & Associates, presently having its office at 850 Library Avenue, Suite 204, Newark, Delaware 19711, United States of America, as its agent for service of process.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, or the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding or the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

(20)     Registration of Shares; Russian Share Registrar; Share Register. (a) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i)
take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii)
provide or use its best efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, the Russian Federation, in such manner and upon such terms and conditions as the Depositary , in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);

(iii)
use its best efforts to cause the Russian Share Registrar promptly (and, in any event, within 72 hours of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the reregistration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;

(iv)
permit and use its best efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v)
use its best efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, Section 19); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 19) and has failed to cure such breach within a reasonable time.

(b)     The Company has agreed in the Deposit Agreement that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar, and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(c)     The Depositary has agreed in the Deposit Agreement that the Depositary or the Custodian will confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the Depositary have agreed in the Deposit Agreement that, for the purposes of the rights and obligations under the Deposit Agreement and this ADR of the parties thereto and hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has actual knowledge of such discrepancy, the Depositary will notify the Company promptly. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company has agreed that (whether or not it has received any notification from the Depositary) it will use its best efforts to (i) cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy. Upon receipt of such instruction, the Depositary promptly will give such notification to the Holders (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and will promptly cease issuing ADRs pursuant to the Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.